

The OurPet's Co.®
Unleashing great ideas in pet care.™

OurPet's Company is a leading proprietary pet supply company that designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products in the U.S. and overseas.

Market	OTCQB
Ticker symbol	OPCO
At March 31, 2014:	
Share price	$0.99
P/E Ratio*	16.5
Market capitalization	$21.1
Price/Book	3.1x
Price/Sales*	1.0x

Dollars in millions, except share price.

2014 First Quarter Financial Highlights

- Net revenue of $5,214,471
- Gross profit margin of 29.8%
- Net income of $134,427
- Earnings per share of $0.01

Market Trends

U.S. Pet Industry

- 3rd largest consumer market ($60 billion in 2013)
- Forecasted annual compounded growth rate (CAGR) of 4%-5% through 2017
- 82.5 million or 68% of households own a pet
- Of the 82.5 million households, 47% own at least one dog and 37% own at least one cat
- Average annual spending on non-food pet products
- $1,135 for dogs
- $935 for cats
- Industry is generally recession resistant

Pet Accessories and Treats Categories

- 19% of U.S. pet industry annual sales
- Category sales expected to be $12.5 billion in 2014
- Forecasted CAGR of 8%-10% through 2017
- Pets are living longer: 40% are "seniors"

Key Markets

- Pet Specialty
- Food, Drug & Mass
- Other retail and e-commerce

Annual Net Revenue



$millions
CAGR 10%
$14.3
$17.1
$19.7
$20.2
$21.6
$21.7
25
20
15
10
5
0
2009
2010
2011
2012
2013
2014*

Annual Net Income



$millions
CAGR 6%
$0.8
$1.0
$0.1
$0.2
$1.1
$1.0
$2
$1
$0
2009
2010
2011
2012
2013
2014*

*Last 12 months

Dual Brand Strategy

OurPets — We get the love.™ | PET ZONE — We get the joy.™

- OurPets products sold exclusively through the Pet Specialty channel
- OurPets satisfies demands of the Pet Specialty consumer
  - Wide variety of premium, innovative, quality toys and accessories
  - Specially-designed to awaken a pets' natural instincts
  - Available exclusively at pet specialty retailers
  - Dedicated trade and consumer support
- Pet Zone is sold through the Food/Drug/Mass Merchandise channel
- Pet Zone satisfies the demands of the Multi-Outlet consumer
  - Pet Specialty quality products at affordable prices
  - Unique point of difference
  - Value-added features that go beyond fun and functionality
  - Dedicated trade and consumer support
- No other brand offers easier access to high quality products that go beyond fun, functionality and price than Pet Zone
- When tested by consumers, Pet Zone's brand awareness scored highest among competitors

Strategic Product Categories:

Feline Waste Management Solutions	Interactive cat & dog toys, health & beauty products	Healthy feeding systems







Proprietary Products

OurPet's Company has been granted or assigned 80 United Statesand international patents for dog and cat feeders plus 64 United States and international patents pending for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats.

OURPET'S COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,		
	2014	2013	% Change
Net revenue	$ 5,214,471	$ 5,040,645	3.5
Gross profit	1,553,901	1,456,371	6.7
Income from operations	240,936	304,202	(20.8)
Income before income taxes	215,527	304,740	(29.3)
Income tax (expense)	(81,100)	(81,139)	0.0
Net income	134,427	$ 223,601	
Basic and Diluted Earnings Per Common Share After Dividend Requirements For Preferred Stock:			
Net Income	$ 0.01	$ 0.01	
Weighted average number of common shares outstanding used to calculate basic earnings per share	16,695,076	15,883,560	
Weighted average number of common and equivalent shares outstanding used to calculate diluted earnings per share	18,297,349	17,645,946	

Business Model

Strong R&D and Patents

- Products are brought to market after careful investment in both behavioral research and technology research
- Focus on products with proven efficacy
- Aversion to developing commodity products
- Formidable patent fencing process to secure inimitability versus the competition

Positioning with Leading Retailers

- Strong sell-through history with retailers such as Wal-Mart, PetSmart, and Petco
- Private label business helps maintain shelf space within pet specialty retailers
- #1 ranking within product category position at Amazon
- Broad retail presence across pet specialty and food, drug & mass retailers, as well within e-commerce

Specific Pet Industry Trends

- Consolidation of vendors within leading retailers
- Growth in Toys & Accessories continue
- The feline Waste & Odor control market represents a particularly attractive, growing segment

Sales Channels/ Customer examples

Pet Specialty

- Petco
- Petsmart
- Petsupermarket
- Pet Supplies Plus
- petvalu

Food, Drug & Mass

Grocery

- Kroger
- Publix

Mass

- Meijer
- Kmart
- Walmart

E-commerce

- Amazon.com
- Doctors Foster and Smith
- Petsmart.com
- Wag
- Walmart.com

"We have made substantial investments in the roll-out of our dual brand strategy, which include increased business and product development plus higher selling and marketing expenses in order to penetrate key markets in the United States and overseas...Our results for the 2014 first quarter were below expectations due to factors that had a temporary adverse impact on financial performance. We remain optimistic that our 2014 full-year results will achieve record net revenue and record earnings per share."

Dr. Steven Tsengas, *Chairman and CEO*

OurPet's — We get the love.™

PET ZONE — We get the joy.™

The OurPet's Co.
Unleashing great ideas in pet care.™

1300 East Street, Fairport Harbor, Ohio 44077
1.800.565.2695 • 440.354.6500 • Fax: 440.354.9129 • www.ourpets.com
Public Company Symbol: OTCQB: OPCO • Member of APPA • NASC • RILA